Exhibit 99.1

AXIS CAPITAL ANNOUNCES SECONDARY OFFERING OF COMMON SHARES

Pembroke, Bermuda, February 11, 2013

AXIS Capital Holdings Limited (“AXIS Capital”) (NYSE: AXS) today announced an underwritten secondary public offering of 2,736,223 common shares. The common shares are being sold by Trident II, L.P. and related entities (“Trident”). After giving effect to this offering and the recently announced repurchase of 3,000,0000 common shares by AXIS Capital from Trident, Trident will no longer own any of AXIS Capital’s common shares. No common shares are being sold by AXIS Capital in this offering, and it will not receive any proceeds from the offering.

UBS Investment Bank will be the sole underwriter for the offering of the common shares. The common shares are being offered and sold under AXIS Capital’s effective shelf registration statement on Form S-3 (No 333-165548).

The common shares purchased by the underwriter are expected to be offered for resale from time to time in negotiated transactions or otherwise, at market prices on the New York Stock Exchange prevailing at the time of sale, at prices related to such prevailing market prices or otherwise. On February 8, 2012, the closing price of the AXIS Capital’s common shares on the New York Stock Exchange was $40.30 per share.

In no event will this press release constitute an offer to sell or a solicitation of an offer to buy any common shares or any other securities of AXIS Capital, nor shall there be any sale of the common shares in any jurisdiction in which such offer, solicitation or sale is not permitted. This offering may be made only by means of the preliminary prospectus supplement and accompanying prospectus. You may obtain a copy of the preliminary prospectus supplement, the final prospectus supplement, when available, and the accompanying prospectus, from the website of the Securities and Commission at www.sec.gov. Alternatively, the underwriter will arrange to send you these documents if you request them by contacting UBS Investment Bank, Attention: Prospectus Dept., 299 Park Avenue, New York, NY 10171 or by calling toll-free: (888) 827-7275.

About AXIS Capital

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity at December 31, 2012 of $5.8 billion and locations in Bermuda, the United States, Europe, Singapore, Canada, Australia and Latin America.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements contained in this release include our expectations regarding market conditions and information regarding our estimates of losses related to natural disasters. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause actual events or results to be materially different from our expectations include the occurrence and magnitude of natural and man-made disasters; actual claims exceeding our loss reserves; general economic, capital and credit market conditions; the failure of any of the loss limitation methods we employ; the effects of emerging claims, coverage and regulatory issues; the failure of our cedants to adequately evaluate risks; inability to obtain additional capital on favorable terms, or at all; the loss of one or more key executives; a decline in our ratings with rating agencies; loss of business provided to us by our major brokers; changes in accounting policies or practices; the use of industry catastrophe models and changes to these models; changes in governmental regulations; increased competition; changes in the political environment of certain countries in which we operate or underwrite business; fluctuations in interest rates, credit spreads, equity prices and/or currency values, and the other factors set forth in our most recent report on Form 10-K and other documents on file with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts Linda Ventresca AXIS Capital Holdings Limited investorrelations@axiscapital.com (441) 405-2727	Media Contacts Michael Herley Kekst and Company michael-herley@kekst.com (212) 521-4897

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